SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                     ______

                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported):    December 17, 2004



                                   Coach, Inc.
                                   -----------
             (Exact name of registrant as specified in its charter)


    Maryland                   1-16153                     52-2242751
    --------                   -------                     ----------
   (State of          (Commission File Number)            (IRS Employer
 Incorporation)                                        Identification No.)


                    516 West 34th Street, New York, NY 10001
                    ----------------------------------------
               (Address of principal executive offices) (Zip Code)



                                 (212) 594-1850
                                 --------------
              (Registrant's telephone number, including area code)

Item 8.01.        Other Events.
                  -------------

                            Rule 10b5-1 Trading Plan
                            ------------------------

     On December 17, 2004, Lew Frankfort, the Chairman and Chief Executive Officer of Coach, Inc., entered into a trading plan with Goldman, Sachs & Co. Pursuant to this plan, Goldman, Sachs will undertake to sell approximately 330,000 of Mr. Frankfort's shares of Coach common stock at specified intervals. This trading plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and complies with Coach's insider trading policy.

     Under the trading plan, Mr. Frankfort will sell pre-determined numbers of these shares at market prices between February and August 2005. These sales will be timed to follow Coach's regular earnings announcements for the second, third and fourth quarters of Coach's fiscal year 2005 (ending on January 1, April 2, and July 2, 2005, respectively), subject to certain minimum prices, reflecting Mr. Frankfort's continued confidence in the Company's outlook. The trading plan expires on August 16, 2005 unless terminated earlier under certain conditions.

     The shares to be sold by Mr. Frankfort under the trading plan will be acquired pursuant to exercises of options to purchase a total of approximately 2,680,000 shares of Coach common stock during the weeks of December 20 and 27, 2004. Net of shares withheld or sold to pay the purchase price and taxes for these exercises, Mr. Frankfort will receive approximately 558,000 shares of stock. Figures in this paragraph are based on a price of $55.00 per share, the closing price of Coach common stock on the New York Stock Exchange on December 17, 2004, rounded to the nearest dollar.

     The purpose of Mr. Frankfort's trading plan is to diversify a portion of his assets in an orderly manner, while still increasing his outright Coach stock ownership over time through option exercises. After completion in May 2005 of a pre-existing trading plan instituted in September 2004, Mr. Frankfort's ownership of Coach common stock would stand at approximately 1,390,000 shares. Following Mr. Frankfort's exercise and the sales of shares under the new trading plan, however, Mr. Frankfort expects his ownership level to further increase by about 228,000 shares to approximately 1,618,000 shares (assuming the price of $55.00 per share stated above), further reflecting his positive outlook for the company's prospects. Mr. Frankfort also continues to hold approximately:

     o options to purchase 3.5 million shares of Coach common stock (following the exercises described above);

     o    215,000 restricted stock units; and

     o 115,000 deferred stock units, each of which would convert into one share of common stock under Coach's Executive Deferred Compensation Plan.


Item 9.01.        Exhibits.
                  ---------
                  None

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 20, 2004

                             COACH, INC.

                             By:    /s/ Carole P. Sadler
                                   --------------------------------------
                                   Carole P. Sadler
                                   Senior Vice President, General Counsel
                                   and Secretary

                                  EXHIBIT INDEX

         None